Exhibit 99.1

 GTY Technology Holdings Announces Strong Fourth Quarter

and Full Year 2019 Results;
Reaffirms Guidance for Full Year 2020

(Austin, Texas, March 12, 2020) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution for the public sector, announced strong financial results for the quarter and year ended December 31, 2019 and reaffirmed guidance for the full year 2020.

Fourth Quarter 2019 and Full-Year Revenue

•	Fourth quarter GAAP revenues up 31% year-over-year to $11.5 million
•	Fourth quarter non-GAAP revenues up 37% year-over-year to $12.0 million
•	Full year 2019 GAAP revenues up 22% year-over-year to $36.4 million
•	Full year 2019 non-GAAP revenues up 36% year-over-year to $40.5 million

“2019 proved to be a strong growth year for GTY,” said Stephen Rohleder, Chairman and CEO. “We closed on six acquisitions in February of 2019 to form our Company, brought together an essential lineup of offerings to digitize the public sector and experienced great momentum in the back half of the year. The year was marked by significant wins in the marketplace, expansion of our partner ecosystem, the delivery of new product innovations and market recognition for the value our solutions bring. Today, more than 1,500 organizations are GTY customers and we expect to accelerate topline growth this year.

“GTY aims to be the pre-eminent native SaaS/Cloud software company serving the public sector. Our mission is to help our customers improve citizen engagement while reducing cost and enhancing efficiency,” continued Rohleder. “We uniquely bring a portfolio of solutions that solve key customer pain points in the areas of budgeting, procurement, grants management, payments and permitting.”

Strategic Highlights

“We’re executing on our strategic plan,” stated Rohleder. “The four drivers to our plan are customer success, Go-to-Market excellence, continuous innovation and enhanced operational efficiency.”

•	Customer Success: Added 62 new customers in the fourth quarter with larger average deal sizes compared with prior quarters, reflective of our focus to expand our enterprise activity across our business units.

o    New customers in the quarter include the City of San Jose for our digital payments platform by CityBase; Osage Nation, US Virgin Islands and California Housing and Community Development for our grants management platform by eCivis.

•	Go-to-Market Excellence: We go-to-market through a direct sales force and an ecosystem of partners. Our accomplishments during the quarter include:

o    Entering into a new relationship with Carahsoft, a trusted government IT solutions provider, which will help GTY to expand its market reach.

o    Increasing sales and marketing headcount by 22, giving us the sales capacity we believe is necessary to achieve our 2020 objectives.

o    Entering into a new marketing agreement with Grant Thornton, giving us incremental delivery and go-to-market capacity in our grants management and budgeting businesses.

o    Gaining five new customers as a result of the cooperative agreement we entered into with the Texas Department of Information Resources in Q2.

•	Continuous Innovation: Introduced a number of new offerings in the quarter, including:

o    Multi-step approvals and versioning for OpenCounter,

o    FundMax from eCivis, and

o    CityBase’s new user profile functionality.

o    We also have our first joint offering between CityBase and OpenCounter, whereby we are using CityBase’s payment functionality along with OpenCounter’s permitting and licensing solution.

•	Enhanced Operational Efficiency: Implemented NetSuite ERP across all business units. We are in the process of rolling out Concur for managing our Travel and Entertainment spend and we expect to have Salesforce.com fully operational by the end of Q1.

Fourth Quarter and Full-Year Results

Investments to fuel the company to higher levels of revenue, including sales and marketing headcount and enterprise software expenses, contributed to an operating loss in the fourth quarter and full year 2019. Sales and marketing expenses, including incremental resources, comprised roughly half of our operating expense increase for the quarter. Fourth quarter 2019 operating loss was $42.6 million compared with $5.5 million in Q4 2018. Our operating loss for the quarter includes a goodwill impairment charge of $32.2 million. Fourth quarter non-GAAP operating loss was $5.4 million compared with $4.8 million in Q4 2018. Full year operating loss was $105.5 million for the year ended December 31, 2019 compared with $15.6 million for full-year 2018. Full-year 2019 non-GAAP operating loss was $19.8 million for the year ended December 31, 2019 compared with $12.3 million in full-year 2018.

Business Outlook

“Looking at the year 2020, we expect non-GAAP revenue in the range of $57 to $63 million. We also expect increased operating leverage as we scale, leading to improvements in EBITDA and Free Cash Flow as we move through the year,” stated John Curran, GTY CFO.

“2020 outlook does not take into account any potential impact from the coronavirus. While we have no revenue from countries outside of North America, our selling model partly depends on event-based marketing and travel to client meetings. At this time, we are unable to quantify the effect of continued trends with travel and meeting cancellations due to the virus. While our SaaS products generally allow for work from home usage so that physical closure of offices due to coronavirus should not materially affect us, we are unable to determine if outbreaks of coronavirus could affect budget sizes or budgeting priorities of our government clients going forward,” concluded Curran.

Conference Call and Webcast

GTY will hold its quarterly earnings call on March 12, at 8:30 a.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations part of our website.

Conference ID: 4883125

Participant Toll Free Dial-In Number: (866) 211-4173

Participant International Dial-In Number: (647) 689-6719

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) our ability to consummate any proposed transaction with respect to the previously announced review of strategic alternatives; (2) the lack of actionable alternatives being identified in connection with the strategic alternative review; (3) risks relating to the substantial costs and diversion of personnel’s attention and resources due to the strategic alternative review; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) our ability to raise or borrow funds on acceptable terms; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) the impact of the coronavirus outbreak, or similar global health concerns, on our operations and customer base; and (9) other risks and uncertainties included in the company’s registration statement on Form S-1 (File No. 333-229926), including those under “Risk Factors” therein, and in the company’s other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, OpenCounter, Questica, and Sherpa are the acquirees and accounting predecessor. The company’s financial statement presentation distinguishes the company’s presentations into two distinct periods, the period up to the closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release. In addition, as the business combination occurred on February 19, 2019, GTY believes reviewing the operating results on a pro forma basis is more useful in discussing the overall operating performance when compared to the same period in the prior year. Therefore, to compare the twelve months ended December 31, 2019 to 2018, the company combined the GAAP and non-GAAP financial measures of the Predecessor period from January 1, 2019 through February 18, 2019 and the Successor period from February 19, 2019 through December 31, 2019 (“S/P Combined 2019”).

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between current and future periods.

Non-GAAP Gross profit and Non-GAAP Gross margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The Company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss from operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between all periods presented.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; OpenCounter provides government payment software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Exhibit 1 – Income Statement

Exhibit 2 – Non-GAAP Tables

Exhibit 3 – Balance Sheet

Company Contacts:

Carter Glatt

Senior Vice President, Corporate Development, GTY

carter@gtytechnology.com

(702) 945-2898

Exhibit 1

GTY Technology Holdings Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Successor		Predecessor
	Three Months Ended	February 19, 2019 through	January 1, 2019 through	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019	February 18, 2019	December 31, 2018	December 31, 2018
Revenues	$11,481	$31,515	$4,928	$8,789	$29,810
Cost of revenues	4,838	11,928	1,614	3,533	10,395
Gross Profit	6,643	19,587	3,314	5,256	19,415

Operating expenses
Sales and marketing (1)	4,002	13,088	1,394	2,411	8,386
General and administrative (1)	7,206	23,010	1,712	4,645	14,327
Research and development (1)	3,936	11,546	1,580	3,269	9,957
Amortization of intangible assets	3,414	12,809	32	94	395
Acquisition costs	3,797	36,988	151	329	1,964
Goodwill impairment expense	32,198	32,198	-	-	-
Change in fair value of contingent consideration	(5,323)	(6,135)	-	-	-
Total operating expenses	49,230	123,504	4,869	10,748	35,029
Loss from operations	(42,587)	(103,917)	(1,555)	(5,492)	(15,614)

Other income (expense)
Interest income (expense)	(23)	225	(170)	(163)	(506)
Loss from repurchase of shares	-	(1,032)	-	-	-
Other income (loss)	331	472	12	138	377
Total other expense, net	308	(335)	(158)	(25)	(129)

Net loss before income taxes	(42,279)	(104,252)	(1,713)	(5,517)	(15,743)
Benefit from (provision for) income taxes	5,776	8,595	-	(119)	(777)
Net loss	(36,503)	(95,657)	(1,713)	(5,636)	(16,520)

Other comprehensive loss
Foreign currency translation gain	-	370	-	-	-
Total other comprehensive loss	-	370	-	-	-
Comprehensive loss	$(36,503)	$(95,287)	$(1,713)	$(5,636)	$(16,520)

Net loss	(36,503)	(95,657)	(1,713)	(5,636)	(16,520)

Cumulative preferred stock dividends	-	-	-	(564)	(1,421)
Deemed dividend for Exchangable Shares - Series C	-	(183)	-	-	-
Deemed dividend on Series Seed preferred stock	-	-	-	-	(37)
Net loss applicable to common shareholders	$(36,503)	$(95,840)	$(1,713)	$(6,200)	$(17,978)

Net loss per share, basic and diluted	$(0.70)	$(1.88)
Weighted average common shares outstanding, basic and diluted	52,207,635	50,867,302

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	229	229
Sales and Marketing	569	2,032	-	-	-
General and administrative	1,444	2,729	61	279	926
Research and development	320	439	-	-	-
Total share-based compensation expense	$2,562	$5,429	$61	$279	$926

Exhibit 2

GTY Technology Holdings Inc.

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	YoY %
Revenues	$11,481	$8,754	$8,789	31%
Purchase accounting adjustment to revenue	529	1,004	-
Non-GAAP Revenues	$12,010	$9,758	$8,789	37%

Gross Profit	$6,643	$6,171	$5,256	26%
Purchase accounting adjustment to revenue	529	1,004	-
Share-based compensation	229	-	-
Non-GAAP Gross Profit	$7,401	$7,175	$5,256	41%

Gross Margin	58%	70%	60%
Non-GAAP Gross Margin	62%	74%	60%

Loss from operations	$(42,587)	$(9,615)	$(5,492)	675%
Purchase accounting adjustment to revenue	529	1,004	-
Amortization of intangibles	3,414	3,830	94
Share-based compensation	2,562	556	279
Acquisition costs	3,797	442	329
Goodwill impairment expense	32,198	-	-
Change in fair value of contingent consideration	(5,323)	(812)	-
Non-GAAP Loss from operations	$(5,410)	$(4,595)	$(4,790)	13%

	Year ended December 31,
	2019	2018	YoY %
Revenues - Successor Period	$31,515	$-
Revenues - Predecessor Period	4,928	29,810
Pro forma as Adjusted Revenues	36,443	29,810	22%
Purchase accounting adjustment to revenue	4,104	-
Non-GAAP Pro forma as Adjusted Revenues	$40,547	$29,810	36%

Gross Profit - Successor Period	$19,587	$-
Gross Profit - Predecessor Period	3,314	19,415
Pro forma as Adjusted Gross Profit	22,901	19,415	18%
Purchase accounting adjustment to revenue	4,104	-
Share-based compensation	229	-
Non-GAAP Pro forma as Adjusted Gross Profit	$27,234	$19,415	40%

Gross Margin - Successor Period	62%
Gross Margin - Predecessor Period	67%	65%
Pro forma as Adjusted Gross Margin	63%	65%
Non-GAAP Pro forma as Adjusted Gross Margin	67%	65%

Loss from operations - Successor Period	$(103,917)	$-
Loss from operations - Predecessor Period	(1,555)	(15,614)
Pro forma as Adjusted Loss from operations	(105,472)	(15,614)	575%
Purchase accounting adjustment to revenue	4,104	-
Amortization of intangibles	12,841	395
Share-based compensation	5,490	926
Acquisition costs	37,139	1,964
Goodwill impairment expense	32,198	-
Change in fair value of contingent consideration	(6,135)	-
Non-GAAP Pro forma as Adjusted Loss from operations	$(19,835)	$(12,329)	61%

Exhibit 3

GTY Technology Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	Successor	Predecessor
	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$8,374	$13,217
Accounts receivable, net	9,184	5,988
Prepaid expenses and other current assets	3,047	2,648
Total current assets	20,605	21,853

Property and equipment, net	3,185	1,124
Intangible assets, net	115,788	1,564
Goodwill	286,635	2,518
Other assets	8,180	2,509
Total assets	$434,393	$29,568

Liabilities, Temporary Equity and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$8,443	$5,969
Contract liabilities	17,346	11,732
Contingent consideration - current portion	12,680	-
Other current liabilities	2,406	675
Total current liabilities	40,875	18,376

Contract and other long-term liabilities	1,264	3,215
Deferred tax liability	20,276	-
Contingent consideration - less current portion	41,233	2,092
Other long-term liabilities	5,122	763
Total liabilities	108,770	24,446

Commitments and contingencies
Preferred stock	-	42,264

Shareholders’ equity (deficit):
Common stock	5	-
Exchangeable shares	45,681	-
Acquired Companies' common stock	-	148
Additional paid in capital	369,756	7,835
Accumulated other comprehensive loss	370	(174)
Treasury stock	(5,174)	-
Accumulated deficit	(85,015)	(44,951)
Total shareholders' equity (deficit)	325,623	(37,142)
Total liabilities, temporary equity and shareholders’ equity (deficit)	$434,393	$29,568